SLM Private Credit Student Loan Trust 2003-B
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,173,427,505.40	$(4,546,682.00)	$1,163,803,196.65
	ii	Interest to be Capitalized	50,900,994.85		51,369,803.81

	iii	Total Pool	$1,224,328,500.25		$1,215,173,000.46

	iv	Cash Capitalization Account (Cii)	102,590,156.00		102,590,156.00

	v	Asset Balance	$1,326,918,656.25		$1,317,763,156.46

	i	Weighted Average Coupon (WAC)	4.828%		4.878%
	ii	Weighted Average Remaining Term	180.32		178.59
	iii	Number of Loans	138,721		137,257
	iv	Number of Borrowers	100,326		99,350
	v	Prime Loans Outstanding	$1,000,156,636		$999,081,179
	vi	T-bill Loans Outstanding	$221,629,245		$213,773,292
	vii	Fixed Loans Outstanding	$2,542,619		$2,318,529

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CAL8	0.100%	$536,800,246.77	41.295%	$527,644,744.98	40.878%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	33.887%	440,506,000.00	34.127%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	8.385%	109,000,000.00	8.445%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	8.385%	109,000,000.00	8.445%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.375%	43,871,000.00	3.399%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	4.673%	60,744,000.00	4.706%

	vii	Total Notes			$1,299,921,246.77	100.000%	$1,290,765,744.98	100.000%

			6/15/2004	9/15/2004
C	i	Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	ii	Cash Capitalization Acct Balance ($)	$102,590,156.00	$102,590,156.00
	iii	Initial Asset Balance	$1,349,870,574	$1,349,870,574
	iv	Specified Overcollateralization Amount	$26,997,409.48	$26,997,411.48
	v	Actual Overcollateralization Amount	$26,997,409.48	$26,997,411.48
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2003-B Transactions from: 6/1/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$11,056,344.74
	ii	Purchases by Servicer (Delinquencies >180)	1,506,140.57
	iii	Other Servicer Reimbursements	2.96
	iv	Seller Reimbursements	4,629.15

	v	Total Principal Collections	$12,567,117.42

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(7,408,952.30)
	iii	Capitalized Insurance Fee	(623,181.21)
	iv	Other Adjustments	11,698.09

	v	Total Non-Cash Principal Activity	$(8,020,435.42)

C	Total Student Loan Principal Activity		$4,546,682.00

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,123,862.01
	ii	Purchases by Servicer (Delinquencies >180)	59,377.92
	iii	Other Servicer Reimbursements	27.28
	iv	Seller Reimbursements	360.97
	v	Late Fees	80,172.23
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$6,263,800.41

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	7,408,952.30
	iii	Other Interest Adjustments	7,338.73

	iv	Total Non-Cash Interest Adjustments	$7,416,291.03

F	Total Student Loan Interest Activity		$13,680,091.44

III. 2003-B Collection Account Activity 6/1/2004 through: 8/31/2004

A	Principal Collections
	i	Principal Payments Received		$15,812,020.24
	ii	Consolidation Principal Payments		$321,951.25
	iii	Purchases by Servicer (Delinquencies >180)		$1,506,140.57
	iv	Reimbursements by Seller		$—
	v	Reimbursements by Servicer		$2.96
	vi	Other Re-purchased Principal		$4,629.15

	vii	Total Principal Collections		$17,644,744.17

B	Interest Collections
	i	Interest Payments Received		$6,117,324.76
	ii	Consolidation Interest Payments		$6,537.25
	iii	Purchases by Servicer (Delinquencies >180)		$59,377.92
	iv	Reimbursements by Seller		$—
	v	Reimbursements by Servicer		$27.28
	vi	Other Re-purchased Interest		$360.97
	vii	Collection Fees/Return Items		$—
	viii	Late Fees		$80,172.23

	ix	Total Interest Collections		$6,263,800.41

C	Recoveries on Realized Losses			$—

D	Amount from Cash Capitalizaton Account			$—

E	Funds Borrowed from Next Collection Period			$—

F	Funds Repaid from Prior Collection Periods			$—

G	Investment Income			$346,614.13

H	Borrower Incentive Reimbursements			$79,896.33

I	Interest Rate Cap Proceeds			$—

I	Gross Swap Receipt			$3,885,052.89

	TOTAL FUNDS RECEIVED			$28,220,107.93
	LESS FUNDS PREVIOUSLY REMITTED:
		ii	Funds Allocated to the Future Distribution Account	$(6,978,075.02)
		iii	Funds Released from the Future Distribution Account	$4,610,384.25
J	TOTAL AVAILABLE FUNDS			$25,852,417.15

K	Servicing Fees Due for Current Period			$681,906.08

L	Carryover Servicing Fees Due			$—

M	Administration Fees Due			$20,000.00

N	Total Fees Due for Period			$701,906.08

IV. 2003-B            Future Distribution Account Activity

A	Account Reconciliation
	i	Beginning Balance	6/15/2004	$2,256,703.55
	ii	Total Allocations for Distribution Period		$4,721,371.47
	iii	Total Payments for Distribution Period		$(2,367,690.78)
	iv	Funds Released to the Collection Account		$(4,610,384.25)

	v	Total Balance Prior to Current Month Allocations		$—

	vi	Ending Balance	9/15/2004	$2,337,028.93

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		6/15/2004
	i	Primary Servicing Fees		$687,019.64
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,525,139.75
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Balance as of	6/15/2004	$2,256,703.55

	Monthly Allocation Date		7/15/2004
	i	Primary Servicing Fees		$684,499.38
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$40,402.67
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,679,195.04
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Total Allocations		$2,410,763.75

	Monthly Allocation Date		8/15/2004
	i	Primary Servicing Fees		$684,551.56
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$37,877.49
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,581,512.02
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Total Allocations		$2,310,607.72

C	Total Future Distribution Account Deposits Previously Allocated			$6,978,075.02

D	Current Month Allocations		9/15/2004
	i	Primary Servicing		$681,906.08
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,610,578.69
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Allocations on the Distribution Date		$2,337,028.93
	vii	Plus: Additional Loan Account Deposits in the Amount of
		the Principal Distribution Amount		$—

	viii	Total Monthly Required Allocations		$2,337,028.93

V. 2003-B Auction Rate Security Detail

A	Auction Rate Securities Paid During Collection Period
	i	Payment	Security	Interest	No. of
		Date	Description	Rate	Days	Start Date	End Date	Interest Payment

		06/21/2004	SLMPC TRUST 2003B A3	1.250000%	28	05/24/2004	06/21/2004	105,972.22
		06/24/2004	SLMPC TRUST 2003B A4	1.350000%	28	05/27/2004	06/24/2004	114,450.00
		07/19/2004	SLMPC TRUST 2003B A3	1.470000%	28	06/21/2004	07/19/2004	124,623.33
		07/22/2004	SLMPC TRUST 2003B A4	1.500000%	28	06/24/2004	07/22/2004	127,166.67
		08/16/2004	SLMPC TRUST 2003B A3	1.500000%	28	07/19/2004	08/16/2004	127,166.67
		08/19/2004	SLMPC TRUST 2003B A4	1.550000%	28	07/22/2004	08/19/2004	131,405.56
		09/13/2004	SLMPC TRUST 2003B A3	1.700000%	28	08/16/2004	09/13/2004	144,122.22

	ii	Auction Rate Security Payments Made During Collection Period			6/15/04-9/15/04			$874,906.67

	iii	Broker/Dealer Fees Paid During Collection Period			6/15/04-9/15/04			$118,688.89
	iv	Auction Agent Fees Paid During Collection Period			6/15/04-9/15/04			$5,044.28
	v	Primary Servicing Fees Remitted			6/15/04-9/15/04			$1,369,050.94

	vi	Total						$2,367,690.78
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$-
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$-
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$-

B	Total Payments Out of Future Distribution Account During Collection Period							$2,367,690.78

C	Funds Released to Collection Account							$4,610,384.25

D	Auction Rate Student Loan Rates			Jun-04	Jul-04	Aug-04
				3.88639%	3.88735%	3.93235%

VI. 2003-B Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Original Pool	5/31/2004	8/31/2004

		September 15, 2003 to March 17, 2008	15%	$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer*		$2,477,429.18	$3,983,569.75
	iii	Cumulative Interest Purchases by Servicer*		$87,247.92	$146,625.84

	iv	Total Gross Defaults:		$2,564,677.10	$4,130,195.59

		* REVISED 9/14/04

VII. 2003-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004
INTERIM:

In School	4.706%	4.702%	48,641	41,692	35.064%	30.375%	$424,969,271.45	$363,018,163.19	36.216%	31.192%

Grace	4.868%	4.771%	17,787	18,126	12.822%	13.206%	$156,042,133.45	$164,124,973.69	13.298%	14.102%

Deferment	4.971%	5.034%	4,327	4,798	3.119%	3.496%	$33,223,447.74	$37,410,296.68	2.831%	3.214%

TOTAL INTERIM	4.761%	4.744%	70,755	64,616	51.005%	47.077%	$614,234,852.64	$564,553,433.56	52.345%	48.509%
REPAYMENT
Active
Current	4.755%	4.883%	57,770	60,295	41.645%	43.929%	$466,451,867.64	$486,042,998.40	39.751%	41.763%
31-60 Days Delinquent	5.483%	5.520%	1,327	1,838	0.957%	1.339%	$10,442,641.67	$15,244,867.91	0.890%	1.310%
61-90 Days Delinquent	5.984%	5.550%	526	1,012	0.379%	0.737%	$4,402,427.79	$8,471,793.93	0.375%	0.728%
91-120 Days Delinquent	6.436%	5.897%	412	518	0.297%	0.377%	$3,430,237.49	$4,444,678.09	0.292%	0.382%
121-150 Days Delinquent	6.437%	6.497%	305	280	0.220%	0.204%	$2,474,691.12	$2,442,009.33	0.211%	0.210%
151-180 Days Delinquent	6.274%	6.381%	168	122	0.121%	0.089%	$1,457,064.54	$1,108,591.18	0.124%	0.095%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.558%	5.463%	7,458	8,576	5.376%	6.248%	$70,533,722.51	$81,494,824.25	6.011%	7.002%

TOTAL REPAYMENT	4.901%	5.004%	67,966	72,641	48.995%	52.923%	$559,192,652.76	$599,249,763.09	47.655%	51.491%

GRAND TOTAL	4.828%	4.878%	138,721	137,257	100.000%	100.000%	$1,173,427,505.40	$1,163,803,196.65	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR QUARTER DATA HAS BEEN REVISED

VIII. 2003-B Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	4.902%	105,679	$911,825,921.21	78.349%
-Law Loans	4.871%	21,952	$153,104,916.95	13.156%
-Med Loans	4.670%	6,043	$49,674,335.74	4.268%
-MBA Loans	4.510%	3,583	$49,198,022.75	4.227%

- Total	4.878%	137,257	$1,163,803,196.65	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-B Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			500,078,318	$500,078,318
	Counterparty Pays:
	ii	3 Month Libor			1.52000%	1.52000%
	iii	Gross Swap Receipt Due Trust			$1,942,526.44	$1,942,526.44
	iv	Days in Period	6/15/2004	9/15/2004	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6300%		1.37000%	1.37000%
	vi	Gross Swap Payment Due Counterparty			$1,722,127.63	$1,722,127.63
	vii	Days in Period	6/15/2004	9/15/2004	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$870,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			1.52000%
	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	6/15/2004	9/15/2004	92
	vi	Cap Payment due Trust			$—

X. 2003-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004140000	(6/15/04-9/15/04)	1.62000%

B	Class A-2 Interest Rate	0.004906667	(6/15/04-9/15/04)	1.92000%

C	Class B Interest Rate	0.005673333	(6/15/04-9/15/04)	2.22000%

D	Class C Interest Rate	0.007973333	(6/15/04-9/15/04)	3.12000%

XI. 2003-B Inputs From Prior Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,173,427,505.40
	ii	Interest To Be Capitalized		50,900,994.85

	iii	Total Pool		$1,224,328,500.25
	iv	Cash Capitalization Account (CI)		102,590,156.00

	v	Asset Balance		$1,326,918,656.25

B	Total Note and Certificate Factor			0.96783629083
C	Total Note Balance			$1,299,921,246.77

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.9255176668	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$536,800,246.77	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII.  2003-B Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	6/15/04	$1,195,306,247	$1,239,177,247	$1,299,921,247
Asset Balance	5/31/04	$1,326,918,656	$1,326,918,656	$1,326,918,656
Pool Balance	8/31/04	$1,215,173,000	$1,215,173,000	$1,215,173,000
Amounts on Deposit*	9/15/04	119,912,643	119,663,748	119,179,416
Total		$1,335,085,643	$1,334,836,748	$1,334,352,416

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,612,409.48
Specified Class A Enhancement		$197,664,473.47	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,741,409.48
Specified Class B Enhancement		$133,423,519.59	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,997,409.48
Specified Class C Enhancement		$39,532,894.69	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-B Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	6/15/2004	$1,195,306,246.77
iii	Asset Balance	8/31/2004	$1,317,763,156.46

iv	First Priority Principal Distribution Amount	9/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	6/15/2004	$1,239,177,246.77
vii	Asset Balance	8/31/2004	$1,317,763,156.46
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	6/15/2004	$1,299,921,246.77
xii	Asset Balance	8/31/2004	$1,317,763,156.46
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	6/15/2004	$1,299,921,246.77
ii	Asset Balance	8/31/2004	$1,317,763,156.46
iii	Specified Overcollateralization Amount	9/15/2004	$26,997,411.48
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$9,155,501.79
viii	Actual Principal Distribution Amount paid		$9,155,501.79
ix	Shortfall		$—

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,317,763,156.46
iii	85% of Asset Balance	8/31/2004	$1,120,098,682.98
iv	Specified Overcollateralization Amount	9/15/2004	$26,997,411.48
v	Lesser of (iii) and (ii - iv)		$1,120,098,682.98
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$9,155,501.79
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,317,763,156.46
iii	89.875% of Asset Balance	8/31/2004	$1,184,339,636.87
iv	Specified Overcollateralization Amount	9/15/2004	$26,997,411.48
v	Lesser of (iii) and (ii - iv)		$1,184,339,636.87
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,317,763,156.46
iii	97% of Asset Balance	8/31/2004	$1,278,230,261.76
iv	Specified Overcollateralization Amount	9/15/2004	$26,997,411.48
v	Lesser of (iii) and (ii - iv)		$1,278,230,261.76
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIV. 2003-B Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Sections III-J )			$25,852,417.15	$25,852,417.15

B	Primary Servicing Fees-Current Month plus any Unpaid			$681,906.08	$25,170,511.07

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$25,150,511.07

D	Auction Fees Due	9/15/2004		$0.00	$25,150,511.07
	Broker/Dealer Fees Due	9/15/2004		$0.00	$25,150,511.07

E	Gross Swap Payment due Counterparty A			$1,722,127.63	$23,428,383.44
	Gross Swap Payment due Counterparty B			$1,722,127.63	$21,706,255.81

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,222,353.02	$19,483,902.79
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,161,416.11	$17,322,486.69
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$17,322,486.69
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$17,322,486.69
	v	Swap Termination Fees due	9/15/2004	$0.00	$17,322,486.69

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$17,322,486.69

H	Class B Noteholders’ Interest Distribuition Amount due		9/15/2004	$248,894.81	$17,073,591.87

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$17,073,591.87

J	Class C Noteholders’ Interest Distribuition Amount			$484,332.16	$16,589,259.71

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$16,589,259.71

L	Increase to the Specified Reserve Account Balance			$0.00	$16,589,259.71

M	Regular Principal Distribution Amount — Principal Distribution Account			$9,155,501.79	$7,433,757.92

N	Carryover Servicing Fees			$0.00	$7,433,757.92

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$7,433,757.92
	ii	Class A-4		$0.00	$7,433,757.92

P	Swap Termination Payments			$0.00	$7,433,757.92

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$7,433,757.92

R	Remaining Funds to the Certificateholders			$7,433,757.92	$0.00

XV. 2003-B Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$9,155,501.79	$9,155,501.79

B	i	Class A-1 Principal Distribution Amount Paid	$9,155,501.79	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVI. 2003-B            Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due		$2,222,353.02	$2,161,416.11	$0.00	$0.00	$248,894.81	$484,332.16
	ii	Quarterly Interest Paid		2,222,353.02	2,161,416.11	0.00	0.00	248,894.81	484,332.16

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$9,155,501.79	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		9,155,501.79	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall		0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$11,377,854.81	$2,161,416.11	$0.00	$0.00	$248,894.81	$484,332.16

B	Note Balances			6/15/2004	Paydown Factors	9/15/2004	Balances	Next ARS Pay Date
	i	A-1 Note Balance	78443CAL8	$536,800,246.77		$527,644,744.98
		A-1 Note Pool Factor		0.9255176668	0.0157853479	0.9097323189

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00	$109,000,000.00	10/13/04
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		109,000,000.00	$109,000,000.00	09/16/04
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XVII. 2003-B Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	5/12/03-8/31/03
Beginning Student Loan Portfolio Balance			$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02	$1,200,884,933.59	$1,213,584,181.19
	Student Loan Principal Activity
	i	Principal Payments Received	$11,056,344.74	$15,817,587.68	$15,003,126.63	$13,667,042.37	$17,100,588.84
	ii	Purchases by Servicer (Delinquencies >180)	1,506,140.57	959,575.93	873,946.62	559,869.36	84,037.27
	iii	Other Servicer Reimbursements	2.96	—	(1,322.52)	(149.03)	1,451.27
	iv	Seller Reimbursements	4,629.15	133,025.56	116,421.08	367,922.80	351,510.41

	v	Total Principal Collections	$12,567,117.42	$16,910,189.17	$15,992,171.81	$14,594,685.50	$17,537,587.79
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(7,408,952.30)	(3,655,012.84)	(5,854,349.22)	(8,249,407.98)	(4,262,967.89)
	iii	Capitalized Insurance Fee	$(623,181.21)	$(186,431.95)	$(674,296.39)	$(1,385,464.79)	$(552,253.51)
	iv	Other Adjustments	11,698.09	220.51	(20,567.47)	(14,308.16)	(23,118.79)

	v	Total Non-Cash Principal Activity	$(8,020,435.42)	$(3,841,224.28)	$(6,549,213.08)	$(9,649,180.93)	$(4,838,340.19)
(-)	Total Student Loan Principal Activity		$4,546,682.00	$13,068,964.89	$9,442,958.73	$4,945,504.57	$12,699,247.60
	Student Loan Interest Activity
	i	Interest Payments Received	$6,123,862.01	$5,775,774.65	$5,608,829.54	$5,027,397.61	$6,183,151.81
	ii	Repurchases by Servicer (Delinquencies >180)	59,377.92	39,153.53	28,138.44	16,643.99	3,311.96
	iii	Other Servicer Reimbursements	27.28	—	(60.47)	439.55	109.11
	iv	Seller Reimbursements	360.97	7,793.30	5,450.89	17,786.53	13,788.32
	v	Late Fees	80,172.23	64,370.66	62,355.04	42,355.90	54,949.49
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	6,263,800.41	5,887,092.14	5,704,713.44	5,104,623.58	6,255,310.69
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	7,408,952.30	3,655,012.84	5,854,349.22	8,249,407.98	4,262,967.89
	iii	Other Interest Adjustments	7,338.73	23,748.14	35,994.82	14,061.15	66,512.42

	iv	Total Non-Cash Interest Adjustments	$7,416,291.03	$3,678,760.98	$5,890,344.04	$8,263,469.13	$4,329,480.31

	v	Total Student Loan Interest Activity	$13,680,091.44	$9,565,853.12	$11,595,057.48	$13,368,092.71	$10,584,791.00
(=)	Ending Student Loan Portfolio Balance		$1,168,880,823.40	$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02	$1,200,884,933.59
(+)	Interest to be Capitalized		$51,369,803.81	$50,900,994.85	$46,256,264.47	$43,786,901.54	$42,721,528.57
(=)	TOTAL POOL		$1,220,250,627.21	$1,224,328,500.25	$1,232,752,734.76	$1,239,726,330.56	$1,243,606,462.16
(+)	Cash Capitalization Account Balance (CI)		$102,590,156.00	$102,590,156.00	$102,590,156.00	$102,590,156.00	$102,590,156.00
(=)	Asset Balance		$1,322,840,783.21	$1,326,918,656.25	$1,335,342,890.76	$1,342,316,486.56	$1,346,196,618.16

XVIII. 2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$1,243,606,462	2.25%

Dec-03	$1,239,726,331	2.34%

Mar-04	$1,232,752,735	2.35%

Jun-04	$1,224,328,500	2.40%

Sep-04	$1,215,173,000	2.42%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.